Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

DIPEXIUM PHARMACEUTICALS, INC.

The undersigned, for the purposes of forming a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the “Delaware General Corporation Law”), does hereby make, file and record this Certificate of Incorporation, and does hereby certify as follows:

FIRST: The name of the corporation is Dipexium Pharmaceuticals, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810, New Castle County; and the name of the registered agent of the Corporation in the State of Delaware at such address is Vcorp Services LLC.  The Corporation shall have the authority to designate other registered offices and registered agents both in the State of Delaware and in other jurisdictions.

THIRD:  The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The capital stock of the Corporation shall be as follows:

1.                                      Classes of Stock.  The Corporation is authorized to issue one class of shares of capital stock to be designated as common stock (“Common Stock”).  The number of shares of Common Stock authorized to be issued is thirty million (30,000,000), par value $0.001 per share.

2.                                      Rights of the Common Stock.  Except as otherwise provided by law or by the resolution or resolutions, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.  Except as otherwise required by law or this Certificate of Incorporation of the Corporation, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote.  Subject to the Delaware General Corporation Law, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine.  Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

3.                                      Rights and Options.  The Corporation has the authority to create and issue rights, warrants, options and other convertible securities entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants, options and other convertible securities shall be evidenced by instrument(s) approved by the Board of Directors.  The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants, options or other convertible securities; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

FIFTH:  The Corporation shall have perpetual existence.

SIXTH:  For the management of the business, and for the conduct of the affairs, of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

1.                                      The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

2.                                      The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation (the “Bylaws”).  No election of Directors need be by written ballot.

3.                                      Notwithstanding any other provision of law, all action required to be taken by the stockholders of the Corporation shall be taken at a meeting duly called and held in accordance with the law, this Certificate of Incorporation and the Bylaws, or by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SEVENTH:

1.                                      The Corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, costs, fees or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any Bylaw, agreement, insurance, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

2.                                      No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this paragraph (2) of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

EIGHTH:  From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.

NINTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this         day of                     , 2014.

David P. Luci, Esq.
President and Chief Executive Officer